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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm in this Registration Statement on Form S-8 pertaining to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 19, 2003, with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Houston, Texas
June 24, 2003